Exhibit 4

THIS SUPPLEMENTAL INDENTURE dated as of January 16, 2003, between JOHN HANCOCK LIFE INSURANCE COMPANY, a stock life insurance company duly organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter sometimes called the “Company”), and JPMORGAN CHASE BANK, a New York banking corporation, as trustee hereunder (the “Trustee”) supplements the Indenture dated as of June 15, 2002, between the parties hereto (“Indenture”). Capitalized terms used herein which are not defined shall have the meaning set forth in the Indenture.

WITNESSETH:

WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes its Notes and has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of Notes from time to time after the date hereof, which may bear floating rates of interest (“Floating Rate Notes”); and

WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid agreement of the Company according to its terms, have been done and performed;

NOW, THEREFORE: In order to declare the additional terms and conditions upon which the Floating Rate Notes are issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Floating Rate Notes by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Floating Rate Notes or, to the extent applicable, particular series or Tranches thereof, as follows:

1.    Interest Accrual and Payments. Interest on Floating Rate Notes will be payable in arrears on each Interest Payment Date and at Maturity. The dates specified in the applicable Issuance Order shall be the dates on which interest will be payable on Floating Rate Notes. If any Interest Payment Date on Floating Rate Notes, other than an Interest Payment Date at Maturity, is a day that is not a Business Day (or in the case of a Note having LIBOR as an Interest Rate Basis (as defined below) (a “LIBOR note”), a day that is not a London Business Day, as defined below), the Interest Payment Date will be postponed to the next succeeding day that is a Business Day (or in the case of a LIBOR note, a day that is the next succeeding London Business Day) and interest shall continue to accrue until paid or made available for payment. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day (or in the case of a LIBOR note, a day that is the next succeeding London Business Day), the Company will make the required payment of principal and interest on the next succeeding Business Day (or in the case of a LIBOR note, a day that is the next succeeding London Business Day); however, no additional interest on such payment will accrue for the period from and after the date of Maturity. However, in the case of a LIBOR note only, if an Interest Payment Date or payment at Maturity falls on a date that is not a London Business Day and the next London Business Day falls in the next calendar month, the payment date will be the immediately preceding day which is a London Business Day.

As used in this Supplemental Indenture, “London Business Day” means any day, other than a Saturday or Sunday, which is both a Business Day and a day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

Interest payments on each $1,000 principal amount of Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or made available for payment, or from and including the applicable Issue Date if no interest has been paid or made available for payment, to but excluding the related Interest Payment Date or date of Maturity date, as the case may be.

With respect to each $1,000 principal amount of Floating Rate Notes, accrued interest is calculated by multiplying the principal amount by the applicable interest rate per annum, then prorating that product by the applicable Day Count Convention specified in the applicable Issuance Order. For example, in the case of Treasury Rate notes, if the applicable Day Count Convention is specified as “Actual/365 (Fixed),” then the product obtained by multiplying the principal amount by the applicable interest rate per annum would be multiplied, in turn, by the actual number of days in the applicable Interest Reset Period (as defined below) and then divided by 365. Unless otherwise specified in the applicable Issuance Order, the applicable Day Count Convention, as defined below, for Treasury Rate Floating Rate Notes will be “Actual/365 (Fixed)” and the applicable Day Count Convention for CD Rate, LIBOR and Prime Rate Floating Rate Notes will be “30/360.”

Unless a different definition is specified in a particular Issuance Order, the following “Day Count Conventions” shall have the following meanings:

(i)	“Actual/365 (Fixed)” means the actual number of days in the applicable Interest Reset Period divided by 365;

(ii)
“Actual/Actual (Historical)” means the actual number of days in the applicable Interest Reset Period divided by 365 (or, if any portion of the applicable Interest Reset Period falls in a leap year, the sum of (A) the actual number of days in that portion of the applicable Interest Reset Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the applicable Interest Reset Period falling in a non-leap year divided by 365);

(iii)
“30/360” means the number of days in the applicable Interest Reset Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the applicable Interest Reset Period is the 31st day of a month but the first day of the applicable Interest Reset Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the applicable Interest Reset Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(iv)	“Actual/360” means the actual number of days in the applicable Interest Reset Period divided by 360.

If an Issuance Order specifies a Day Count Convention other than one defined above, that Issuance Order shall include the relevant definition.

2.    Interest Rates. Each $1,000 principal amount of Floating Rate Notes will bear interest from the applicable Issue Date at the applicable interest rates determined in accordance with the procedures described in this Supplemental Indenture and the applicable Issuance Order. Unless otherwise specified in the applicable Issuance Order, the interest rate in effect for the period from the Issue Date to but excluding the first Interest Payment Date will be the Initial Interest Rate set forth in the applicable Issuance Order. The interest rate will be reset on each Interest Reset Date, as defined below, commencing with the first Interest Reset Date. The interest rate determined on an Interest Reset Date will be effective for the Interest Reset Period, as defined below, commencing on (and including) that day and ending on (and including) the day immediately preceding the next following Interest Reset Date.

As reset on each Interest Reset Date, the interest rate borne by each $1,000 principal amount of Floating Rate Note shall be determined by reference to the Interest Rate Basis, as defined below, specified in the applicable Issuance Order, plus or minus the Spread, as defined below, specified in the applicable Issuance Order, subject to the Maximum Interest Rate and/or Minimum Interest Rate (if any), as defined below, specified in the applicable Issuance Order.

As used in this Supplemental Indenture, the “Interest Rate Basis” means, the CD Rate, LIBOR, the Prime Rate, or the Treasury Rate, each as defined below.

As used in this Supplemental Indenture, the “Spread” means the amount (if any) of basis points which is to be added to or subtracted from the Interest Rate Basis, as specified in the applicable Issuance Order.

3.    Interest Reset Periods and Interest Reset Dates. Each applicable Issuance Order will specify whether the rate of interest on the related Floating Rate Notes will be reset daily, weekly, monthly, quarterly, semi-annually, annually or at another interest reset period (the “Interest Reset Period”). Unless otherwise specified in the applicable Issuance Order, the Interest Reset Period for the related Floating Rate Notes shall be the period from and including the most recent Interest Payment Date to but excluding the immediately succeeding Interest Payment Date or Maturity Date, as the case may be.

The dates specified in the applicable Issuance Order under the heading “Interest Reset Dates” are the dates on which the interest rate will be reset, and each is referred to as an “Interest Reset Date”. If any Interest Reset Date for the Floating Rate Notes would otherwise be a day that is not a Business Day (or in the case of a LIBOR note, a day that is not a London Business Day), the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day (or in the case of a LIBOR note, a day that is the next succeeding London Business Day). However, in the case of a LIBOR note only, if an Interest Reset Date is not a London Business Day and the next London Business Day falls in the next calendar month, the Interest Reset Date will be the immediately preceding day which is a London Business Day. Unless otherwise specified in the applicable Issuance Order, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset:

(i)	daily, each Business Day;

(ii)	weekly, a Business Day in each week as specified in the applicable Issuance Order;

(iii)	monthly, a Business Day in each month as specified in the applicable Issuance Order;

(iv)	quarterly, a Business Day in each third month as specified in the applicable Issuance Order;

(v)	semi-annually, a Business Day in each sixth month as specified in the applicable Issuance Order; and

(vi)	annually, a Business Day in one month each year as specified in the applicable Issuance Order.

4.    Maximum and Minimum Interest Rates. The Issuance Order applicable to each tranche of Floating Rate Notes will specify whether or not the Notes of that tranche are subject to either a maximum interest rate (“Maximum Interest Rate”) or a minimum interest rate (“Minimum Interest Rate”). If either or both apply, the Issuance Order will specify the applicable maximum and/or minimum rates.

5.    Calculation Agent. Unless otherwise set forth in the applicable Issuance Order, JPMorgan Chase Bank will be the calculation agent and will determine the applicable interest rate for each Interest Reset Date. Upon the request of the holder of a Floating Rate Note, the calculation agent will provide the interest rate then in effect (when available). All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent manifest error, will be conclusive for all purposes and binding on the Company, the Trustee and the beneficial owners of the Floating Rate Notes. All percentages resulting from any calculation on the Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from this calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

6.    Interest Rate Basis. Unless otherwise set forth in the applicable Issuance Order the Interest Rate Basis shall be one of the following:

A.    CD Rate. “CD Rate” means

(1) the rate reported for the second Business Day preceding the applicable Interest Reset Date for “CDs (secondary market)” having a maturity closest to the Index Maturity specified in the applicable Issuance Order, as published in the Federal Reserve Statistical Release H.15 Daily Update on the Interest Reset Date or if not published on such date then as published on a Business Day which is closest to, but not more than four (4) Business Days subsequent to, the Interest Reset Date, or

(2) if H.15 Daily Update is not published on the Interest Reset Date or on any of the four (4) Business Days immediately following the Interest Reset Date, the rate reported for the second Business Day preceding the applicable Interest Reset Date for “CDs (secondary market)” having a maturity closest to the Index Maturity specified in the applicable Issuance Order, as published in the Federal Reserve Statistical Release H.15(519) on the Interest Reset Date, or if not published on such date then as published on a Business Day which is closest to, but not more than five (5) Business Days subsequent to, the Interest Reset Date, or

(3) if the rate referred to in clause (2) is not published on the Interest Reset Date or on any of the five (5) Business Days immediately following the Interest Reset Date, the rate calculated by the calculation agent, as of approximately 3:30 P.M., New York City time, on the fifth Business Day following that Interest Reset Date as the arithmetic mean of the secondary market offered rates (on the fifth business day following that Interest Reset Date) of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent, for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified in the Issuance Order and in a denomination of $1,000,000, or

(4) if the dealers selected by the calculation agent are not quoting offered rates as mentioned in clause (3), the CD Rate already in effect on the day preceding the Interest Reset Date, or in the case of the first Interest Reset Date the initial interest rate set forth in the applicable Issuance Order minus the Spread, if any.

B.    LIBOR. “LIBOR” means

(1) the rate reported by the London interbank market as of 11:00 a.m. London time on the second London Business Day preceding the applicable Interest Reset

Date for deposits in U.S. dollars by prime banks for a period of time closest to the Index Maturity specified in the applicable Issuance Order, as published on page 3750 (or any successor page) of the Moneyline Telerate (or any successor service) display on the applicable Interest Reset Date, or if not published on such date then as published on a Business Day which is closest to, but not more than four (4) Business Days subsequent to, the Interest Reset Date, or as published at such times on any successor service or page used for the purpose of displaying the London interbank offered rates of major banks for U.S. dollar deposits, or

(2) if the rate referred to in clause (1) is not published on the Interest Reset Date or on any of the four London Business Days immediately following the Interest Reset Date, the rate reported as the “CLOSE/ASK/YIELD” for deposits in U.S. Dollars by prime banks as of the second London Business Day preceding the applicable Interest Reset Date for a period of time closest to the Index Maturity specified in the applicable Issuance Order, as published by the Bloomberg Financial Markets Service (or any successor service) on the Interest Reset Date or if not published on such date then as published on a London Business Day which is closest to, but not more than five (5) Business Days subsequent to, that Interest Reset Date, or

(3) if the rate referred to in clause (2) is not published on the Interest Reset Date or on any of the five (5) London Business Days immediately following the Interest Reset Date, the rate calculated by the calculation agent, as of approximately 11:00 A.M. New York City time on the sixth London Business Day following that Interest Reset Date, as the arithmetic mean of the rates for loans in U.S. dollars offered as of the close of business (London time) on the sixth Business Day following that Interest Reset Date by four banks selected by the calculation agent to prime banks in the London interbank market based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time for a term closest to the Index Maturity specified in the applicable Issuance Order, or

(4) if the banks selected by the calculation agent are not quoting as mentioned in clause (3), LIBOR already in effect on the day preceding the Interest Reset Date, or in the case of the first Interest Reset Date the initial interest rate set forth in the applicable Issuance Order minus the Spread, if any.

C.    Prime Rate. “Prime Rate” means

(1) the rate reported for the second Business Day preceding the applicable Interest Reset Date for a “Bank prime loan”, as published in the Federal Reserve Statistical Release H.15 Daily Update on the Interest Reset Date or if not published on such date then as published on a Business Day which is closest to, but not more than four (4) Business Days subsequent to, the Interest Reset Date, or

(2) if H.15 Daily Update is not published on the Interest Reset Date or on any of the four (4) Business Days immediately following the Interest Reset Date, the rate reported for the second Business Day preceding the applicable Interest Reset Date for a “Bank prime loan”, as published in the Federal Reserve Statistical Release H.15(519) on the Interest Reset Date, or if not published on such date then as published on a Business Day which is closest to, but not more than five (5) Business Days subsequent to, the Interest Reset Date, or

(3) if the rate referred to in clause (2) is not published on the Interest Reset Date or on any of the five (5) Business Days immediately following the Interest Reset Date, the rate reported on the fifth Business Day following that Interest Reset Date, as the “Bloomberg Prime” for the fifth Business Day following that Interest Reset Date appearing on the Bloomberg Financial Markets Service (or any successor service) screen page “Prime Rate By Top Banks” (or any successor page), or

(4) if the rate referred to in clause (3) is not published on the related Interest Reset Date or on any of the five (5) Business Days immediately following the Interest Reset Date, the rate calculated by the calculation agent, as of approximately 3:30 P.M. New York City time on the fifth Business Day following that Interest Reset Date, as the arithmetic mean of the prime rates quoted on the fifth Business Day following that Interest Reset Date by three major banks in New York City, which may include the calculation agent or its affiliates, selected by the calculation agent, or

(5) if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate already in effect on the day preceding the Interest Reset Date, or in the case of the first Interest Reset Date, the initial interest rate set forth in the applicable Issuance Order minus the Spread, if any.

D.    Treasury Rate. “Treasury Rate” means:

(1) the Bond Equivalent Yield of the rate reported for the second Business Day preceding the applicable Interest Reset Date for “Treasury bills (secondary market)” having a maturity closest to the Index Maturity specified in the applicable Issuance Order, as published in the Federal Reserve Statistical Release H.15 Daily Update on the Interest Reset Date or if not published on such date then as published on a Business Day which is closest to, but not more than four (4) Business Days subsequent to, the Interest Reset Date, or

(2) if H.15 Daily Update is not published on the Interest Reset Date or on any of the four (4) Business Days immediately following the Interest Reset Date, the Bond Equivalent Yield of the daily rate reported for the second Business Day preceding the applicable Interest Reset Date for “Treasury bills (secondary market)” having a maturity closest to the Index

Maturity specified in the applicable Issuance Order, as published in the Federal Reserve Statistical Release H.15(519) on the Interest Reset Date, or if not published on such date then as published on a Business Day which is closest to, but not more than five (5) Business Days subsequent to, the Interest Reset Date, or

(3) if the rate referred to in clause (2) is not published on the Interest Reset Date or on any of the five (5) Business Days immediately following the Interest Reset Date, the rate from the auction most recently preceding the Interest Reset Date of direct obligations of the United States having a maturity closest to the Index Maturity specified in the applicable Issuance Order, as reported under the caption “INVESTMENT RATE” on the display on Moneyline Telerate or any successor service on page 56 or any other page as may replace page 56 on that service or page 57 or any other page as may replace page 57 on that service, or

(4) if the rate referred to in clause (3) is not published on the related Interest Reset Date or on any of the five (5) Business Days immediately following the Interest Reset Date, the rate calculated by the calculation agent, as of approximately 3:30 P.M., New York City time, on the fifth Business Day following that Interest Reset Date, as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates (on that date) of three primary United States government securities dealers, which may include the calculation agent or its affiliates, selected by the calculation agent, for the issue of direct obligations of the United States (“Treasury Bills”) with a remaining maturity closest to the Index Maturity specified in the applicable Issuance Order, or

(5) if the dealers selected by the calculation agent are not quoting as mentioned in clause (4), the Treasury Rate already in effect on the day preceding the Interest Reset Date, or in the case of the first Interest Reset Date the initial interest rate set forth in the applicable Issuance Order minus the Spread, if any.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

D x N
Bond Equivalent Yield = ———————— x 100
360-(D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 and “M” refers to the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System, available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

7.    Form of Floating Rate Notes. Exhibit A to the Indenture is hereby redesignated Exhibit A-1 and, except as otherwise provided in a Company Order, shall henceforth represent the form of Global Notes that are not a Floating Rate Note. A new Exhibit A-2 is hereby created and shall be added to the Indenture. Except as otherwise provided in a Company Order, Exhibit A-2 shall henceforth represent the form of Global Notes that constitute Floating Rate Notes. Exhibit A-2 to the Indenture shall be substantially in the form of Appendix A to this Supplemental Indenture.

8.    Other Terms and Conditions. Other terms and conditions of the Floating Rate Notes not included herein shall be governed and determined as set forth and provided for in the Indenture.

9.    Benefits of Supplemental Indenture Restricted to Parties and Holders. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give or be construed to give to any person, other than the parties hereto and their successors and the holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Notes.

10.    Provisions Binding on Company’s Successor. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

11.    Trust Indenture Act to Control. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an “incorporated provision”), such incorporated provision shall control.

12.    Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

13.    New York Contract. This Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law and except as may otherwise be required by mandatory provisions of law.

14.    Severability of Provisions. Any prohibition, invalidity or unenforceability of any provision of this Supplemental Indenture in any jurisdiction shall not invalidate or render unenforceable the remaining provisions hereto in such jurisdiction and shall not invalidate or render unenforceable such provisions in any other jurisdiction.

15.    Ratification and Incorporation of Indenture. As supplemented hereby, the Indenture is in all respects ratified and confirmed and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. The provisions of this Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

16.    Trustee not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

JPMorgan Chase Bank hereby accepts the trusts in this Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, JOHN HANCOCK LIFE INSURANCE COMPANY has caused this Supplemental Indenture to be signed by one of its Senior Vice Presidents or one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and JPMorgan Chase Bank has caused this Supplemental Indenture to be signed, and its corporate seal to be affixed hereunto, and the same to be attested by its duly authorized officers, all as of the day and year first above written.

[Corporate Seal]
JOHN HANCOCK LIFE INSURANCE COMPANY

Attest: /s/ ANTONIETTE RICCI	By:	/s/ RONALD J. MCHUGH
Antoniette Ricci Assistant Secretary		Name: Ronald J. McHugh Title: Vice President

[Corporate Seal]
JPMORGAN CHASE BANK, as Trustee

Attest: /s/ WILLIAM G. KEENAN	By:	/s/ L. O’BRIEN
William G. Keenan Assistant Vice President		Name: L. O’Brien Title: Vice President

APPENDIX A

Form of Floating Rate Note

Exhibit A-2
Form of Book-Entry Global Note

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED NO. ___________________________	CUSIP NO. _________________________________

Principal Amount: $____________________________	Interest Rate: Floating Rate Note ________________

Issue Date: ___________________________________	Initial Interest Rate: ___________________________

Maturity Date: ________________________________	Interest Reset Periods: _________________________

___________________________________________

Interest Payment Date(s): _______________________	Interest Reset Dates: __________________________

____________________________________________	___________________________________________

____________________________________________	___________________________________________

Day Count Convention: ________________________	Interest Rate Basis: ___________________________

Redemption Provisions: ________________________	Index Maturity: ______________________________

____________________________________________

Repayment Provisions: ________________________	Spread: ____________________________________

____________________________________________

Survivor’s Option: ____________________________	Maximum Interest Rate: _______________________

Minimum Interest Rate: _______________________

JOHN HANCOCK LIFE INSURANCE COMPANY
SIGNATURENOTES(SM)

For value received, JOHN HANCOCK LIFE INSURANCE COMPANY, a stock life insurance company duly organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the “Company”), hereby promises to pay to Cede & Co., or registered assigns, at the office of JPMorgan Chase Bank, New York, New York, the principal amount stated above on the Maturity Date stated above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at the applicable Interest Rate per annum in like coin or currency, on the Interest Payment Date(s) set forth above and on the Maturity Date (or on the date of redemption or repayment by the Company prior to maturity pursuant to mandatory or optional redemption provisions, provisions for redemption by the Company upon a Determination of Tax Event, or the Survivor’s Option, in each case if provided in any Issuance Order or supplemental indenture applicable to this Note). The Initial Interest Rate shall be as stated above. JPMorgan Chase Bank will be the calculation agent and, commencing with the first Interest Reset Date, will determine the applicable Interest Rate for all Interest Reset Periods subsequent thereto. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent manifest error, will be conclusive for all purposes and binding on the Company and the beneficial owners of this Note. As reset on each Interest Reset Date, the Interest Rate shall be determined by reference to the Interest Rate Basis stated above, for the Index Maturity stated above, [plus/minus] the Spread stated above, [subject to a Maximum Interest Rate of [            ]% and a Minimum Interest Rate of [            ]%]. The interest payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered (i) if such Interest Payment Date occurs on the 15th day of a month, at the close of business on the first day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs, (ii) if such Interest Payment Date occurs on the first day of a month, at the close of business on the 15th day (whether or not a Business Day) of the calendar month preceding the month in which such Interest Payment Date occurs, or (iii) if such Interest Payment Date occurs on any day other than the first or 15th day of the month, at the close of business on the 15th day (whether or not a Business Day) preceding such Interest Payment Date; provided that, notwithstanding the foregoing clauses (i), (ii) and (iii), the Regular Record Date with respect to the final Interest Payment Date will be the final Interest Payment Date. At the option of the Company, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this Note.

Each payment of interest on a Note shall include accrued interest (calculated in accordance with the Day Count Convention stated above) from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or the day to which the principal hereof has been paid (or duly provided for), as the case may be.

Additional Amounts shall be payable if so provided in the Issuance Order or supplemental indenture applicable to this Note.

This Global Note is one of a duly authorized issue of Notes of the Company designated as its SignatureNotes(SM) (hereinafter called the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of June 15, 2002, as amended, (herein called the “Indenture”) duly executed by the Company to JPMorgan Chase Bank, Trustee (hereinafter, together with any successor thereto, called the “Trustee”), to which Indenture and all indentures supplemental thereto or Issuance Orders relating thereto, reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all affected series or Tranches of Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, that no such supplemental indenture shall (i) change the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any supplemental indenture, without the consent of the holders of all affected Notes then outstanding.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Note at the places, at the respective times, at the rate, and in the coin or currency, herein prescribed.

Upon due presentment for registration of transfer of this Global Note at the office or agency of the Company in the Borough of Manhattan, the City of New York, a new Global Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Trustee may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Global Note shall be overdue), for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 2.03 of the Indenture) interest hereon and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Global Note.

Under certain circumstances described in the Indenture, the Company will issue Notes in definitive form in exchange for the Global Notes. In such event, an owner of a beneficial interest in the Global Notes will be entitled to have Notes equal in aggregate principal amount to such beneficial interests registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $l,000.

This Global Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws of such state.

Capitalized terms used herein without definition and which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

This Global Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURE OF ITS DULY AUTHORIZED OFFICER.

JOHN HANCOCK LIFE INSURANCE COMPANY

Date: _______________________________________ [SEAL]	By: ______________________________________ Title

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE NOTES DESCRIBED IN THE WITHIN-MENTIONED INDENTURE.

JPMORGAN CHASE BANK, AS TRUSTEE

By: _________________________________
        Authorized Officer

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

__________________________________________________________________.

Please print or typewrite name and address including postal zip code of assignee:

_________________________________________________________________________________________

_________________________________________________________________________________________

the within Global Note of JOHN HANCOCK LIFE INSURANCE COMPANY and hereby does irrevocably constitute and appoint                          Attorney to transfer the said Global Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated: ______________________________

SIGN HERE _____________________________________ NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS GLOBAL NOTE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.